Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NU HORIZONS ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	11-2621097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

NU HORIZONS ELECTRONICS CORP. 2002 KEY EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
NU HORIZONS ELECTRONICS CORP. 2002 OUTSIDE DIRECTORS’ STOCK OPTION PLAN, AS AMENDED
(Full Title of the plan)

Arthur Nadata, Chairman of the Board
Nu Horizons Electronics Corp.
70 Maxess Road
Melville, New York 11747
(Name and address of agent for service)

(631) 396-5000
(Telephone number, including area code, of agent for service)
copy to:
Nancy D. Lieberman, Esq.
Farrell Fritz, P.C.
1320 RexCorp Plaza
Uniondale, New York 11556
(516) 227-0638

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock,	750,000 shs. (2)	$3.07	$2,302,500	$90.49
par value $.0066 per	400,000 shs. (2)	$3.07	$1,228,000	$48.26
share

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company’s Common Stock on the Nasdaq Global Select Market on October 9, 2008.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be issued pursuant to the anti-dilution provisions of the Nu Horizons Electronics Corp. 2002 Key Employee Stock Incentive Plan, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Nu Horizons Electronics Corp. (the “Registrant”) to register an additional 750,000 shares of the Registrant’s common stock, par value $.0066 per share (the “Common Stock”), reserved for issuance under the Nu Horizons Electronics Corp. 2002 Key Employee Stock Incentive Plan, as amended (the “Key Employee Plan”) as well as an additional 400,000 shares of Common Stock reserved for issuance under the 2002 Outside Directors’ Stock Option Plan, as amended (the “Outside Directors’ Plan”). The Registrant previously filed registration statements with respect to shares to be issued under the Key Employee Plan on Form S-8 with the Securities and Exchange Commission on March 8, 2006 (File No. 333-132281) and March 6, 2003 (File No. 333-103625), and with respect to the Outside Directors’ Plan, on March 6, 2003 (File No. 333-103626) (collectively, the “Previous Filings”). The contents of the Previous Filings are incorporated herein by reference pursuant to General Instruction E to Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Name of Exhibit

4.1	Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 10.14 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2000.)
4.2	By-Laws, as amended. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2007.)
5	Opinion and consent of Farrell Fritz, P.C.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Lazar Levine & Felix LLP
23.3	Consent of Farrell Fritz, P.C. (included as part of Exhibit 5)
24	Powers of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on the 10th day of October, 2008.

NU HORIZONS ELECTRONICS CORP.

By:  /s/ Arthur Nadata
Arthur Nadata
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 10, 2008, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Arthur Nadata and Kurt Freudenberg, and each of them acting individually, with full power of substitution, his true and lawful attorneys-in-fact and agents to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Nu Horizons Electronics Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for him in his name in the capacity stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title

/s/ Arthur Nadata	Chairman of the Board, Chief
Arthur Nadata	Executive Officer and Director

/s/ Richard Schuster	President, Chief Operating Officer,
Richard Schuster	Secretary and Director

/s/ Kurt Freudenberg	Executive Vice President, Treasurer,
Kurt Freudenberg	Chief Financial Officer and Director

______________	Director
Herbert M. Gardner

/s/ Martin Novick	Director
Martin Novick

/s/ Dominic Polimeni	Director
Dominic Polimeni

/s/ David Siegel	Director
David Siegel

EXHIBIT INDEX

Item 8. Exhibits.

Exhibit No.	Name of Exhibit

4.1	Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 10.14 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2000.)
4.2	By-Laws, as amended. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended February 29, 1988.)
5	Opinion and consent of Farrell Fritz, P.C.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Lazar Levine & Felix LLP
23.3	Consent of Farrell Fritz, P.C. (included as part of Exhibit 5)
24	Powers of Attorney (included on signature page)